UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
June 11, 2008

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WILSHIRE BANCORP, INC.
(Exact name of registrant as specified in its charter)

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California	000-50923	20-0711133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Wilshire Boulevard, Los Angeles, California 90010
(Address of principal executive offices) (Zip Code)

(213) 387-3200
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 11, 2008, the shareholders of Wilshire Bancorp, Inc. (the “Company”) approved the adoption of the Wilshire Bancorp, Inc. 2008 Stock Incentive Plan (the “2008 Plan”) which provides for a reserve of 2,933,200 shares of the Company’s common stock, no par value per share, that may be issued pursuant to the terms of the 2008 Plan. A summary description of the terms and conditions of the 2008 Plan is included in the Definitive Proxy Statement on Schedule 14A, filed by the Company on May 8, 2008, under the heading “Proposal No. 2—Approval of 2008 Stock Incentive Plan,” which is incorporated by reference herein. The form of Stock Award Agreement for which common shares may be issued pursuant to the 2008 Plan is attached hereto, the material terms of which are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits.

10.1
Wilshire Bancorp, Inc. 2008 Stock Incentive Plan (filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed on May 8, 2008 (SEC File No. 000-50923) and incorporated by reference herein).

10.2	Form of Stock Award Agreement under the Wilshire Bancorp, Inc. 2008 Stock Incentive Plan.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSHIRE BANCORP, INC.

Date: June 13, 2008	By:	/s/ Alex Ko
Alex Ko, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1
Wilshire Bancorp, Inc. 2008 Stock Incentive Plan (filed as Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed on May 8, 2008 (SEC File No. 000-50923) and incorporated by reference herein).

10.2	Form of Stock Award Agreement under the Wilshire Bancorp, Inc. 2008 Stock Incentive Plan.